Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Third Quarter 2025 Results and Declares Third Quarter 2025 Distribution of $0.75 per Common Unit

HOUSTON, November 4, 2025 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2025 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2025
Net income	$30,905	$148,141
Operating cash flow	41,095	187,318
Free cash flow (1)	41,823	190,146

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $41.8 million of free cash flow in the third quarter of 2025

• Paid second quarter 2025 common unit distribution of $0.75 per unit

• Declares third quarter 2025 common unit distribution of $0.75 per unit

"NRP continues to generate substantial free cash flow despite ongoing depressed market conditions for all three of our key commodities," said Craig Nunez, NRP's president and chief operating officer. "NRP generated $42 million of free cash flow in the third quarter of 2025 and $190 million of free cash flow over the last twelve months. Consistent with our communications over the last year, we anticipate weak coal and soda ash prices but expect to continue generating sufficient free cash flow to achieve our deleveraging goals.”

NRP announced today that the board of directors of its general partner declared a third quarter 2025 cash distribution of $0.75 per common unit to be paid on November 25, 2025, to unitholders of record on November 18, 2025. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the third quarter of 2025 increased $0.2 million as compared to the prior year period. Mineral Rights operating cash flow and free cash flow decreased $9.2 million and $9.1 million, respectively, as compared to the prior year period. The decreases in operating and free cash flow were primarily due to lower metallurgical coal sales prices and volumes as compared to the prior year period. Approximately 70% of coal royalty revenues and approximately 50% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2025.

Although metallurgical and thermal coal prices saw a modest uptick at the end of the third quarter, NRP expects lower pricing levels for both commodities for the foreseeable future. Metallurgical coal markets remain weak due to soft global steel demand and thermal markets remain encumbered by low natural gas prices and ample coal stockpiles at power plants.

The markets for NRP's carbon neutral revenue opportunities also remain weak. NRP was notified in the third quarter that Oxy was dropping its subsurface carbon sequestration lease on NRP acreage in Polk County, Texas. NRP believes the burdens on the industry, including high capital and operational costs, insufficient revenue streams, and an uncertain regulatory environment, continue to create formidable barriers that operators have yet to overcome.

Soda Ash

Soda Ash net income in the third quarter of 2025 decreased $10.5 million as compared to the prior year period primarily due to lower sales prices in 2025. Operating cash flow and free cash flow each decreased $6.4 million in the third quarter of 2025 as compared to the prior year period due to not receiving a cash distribution from Sisecam Wyoming in the third quarter of 2025, after receiving $7.8 million of distributions in the first half of the year.

The significantly oversupplied soda ash market coupled with ongoing weak demand for flat glass due to lower global construction activity and sluggish demand for new automobiles and solar panels is degrading the outlook for soda ash prices in 2026. NRP continues to believe international soda ash prices are at or below the cost of production for many operators with no catalyst for market rebalancing in sight. NRP expects this weak pricing environment to continue for the foreseeable future and that distributions received from Sisecam Wyoming will not resume until high-cost supply is forced out of the market or global soda ash demand growth catches up with supply, which could take several years.

Corporate and Financing

Corporate and Financing net income increased $2.6 million, while operating cash flow and free cash flow each increased $2.5 million in the third quarter of 2025 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the third quarter of 2025 as compared to the prior year period due to less debt outstanding.

In August 2025, NRP paid a second quarter 2025 cash distribution of $0.75 per common unit. Today, NRP declared a third quarter 2025 cash distribution of $0.75 per common unit.

NRP repaid $32 million of debt in the third quarter and had $190.1 million of available liquidity at September 30, 2025, consisting of $31.0 million of cash and cash equivalents and $159.1 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.4 x at September 30, 2025.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I154486. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2025	2024	2025	2025	2024
Revenues and other income
Royalty and other mineral rights	$49,615	$50,405	$44,295	$145,170	$172,368
Transportation and processing services	1,800	1,812	2,551	8,772	7,900
Equity in earnings of Sisecam Wyoming	(2,390)	8,109	2,526	4,746	17,204
Gain on asset sales and disposals	906	1	729	1,882	4,809
Total revenues and other income	$49,931	$60,327	$50,101	$160,570	$202,281

Operating expenses
Operating and maintenance expenses	$7,654	$6,786	$4,159	$18,589	$18,391
Depreciation, depletion and amortization	3,868	4,730	3,754	11,611	12,708
General and administrative expenses	5,725	5,935	5,597	18,154	18,193
Asset impairments	—	87	—	20	87
Total operating expenses	$17,247	$17,538	$13,510	$48,374	$49,379

Income from operations	$32,684	$42,789	$36,591	$112,196	$152,902

Interest expense, net	$(1,779)	$(4,194)	$(2,380)	$(6,827)	$(12,030)

Net income	$30,905	$38,595	$34,211	$105,369	$140,872
Less: income attributable to preferred unitholders	—	(655)	—	—	(4,248)
Less: redemption of preferred units	—	(10,819)	—	—	(24,485)
Net income attributable to common unitholders and the general partner	$30,905	$27,121	$34,211	$105,369	$112,139

Net income attributable to common unitholders	$30,287	$26,578	$33,527	$103,262	$109,896
Net income attributable to the general partner	618	543	684	2,107	2,243

Net income per common unit
Basic	$2.31	$2.04	$2.55	$7.87	$8.47
Diluted	2.28	2.00	2.52	7.77	8.21

Net income	$30,905	$38,595	$34,211	$105,369	$140,872
Comprehensive income (loss) from unconsolidated investment and other	(2,391)	82	(414)	(545)	2,166
Comprehensive income	$28,514	$38,677	$33,797	$104,824	$143,038

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2025	2024	2025	2025	2024
Cash flows from operating activities
Net income	$30,905	$38,595	$34,211	$105,369	$140,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,868	4,730	3,754	11,611	12,708
Distributions from unconsolidated investment	—	6,320	4,900	7,840	28,114
Equity earnings from unconsolidated investment	2,390	(8,109)	(2,526)	(4,746)	(17,204)
Gain on asset sales and disposals	(906)	(1)	(729)	(1,882)	(4,809)
Asset impairments	—	87	—	20	87
Bad debt expense	1,731	1,058	(1,320)	862	538
Unit-based compensation expense	2,724	3,002	2,662	8,103	8,878
Amortization of debt issuance costs and other	368	(1,655)	(281)	(81)	(2,603)
Change in operating assets and liabilities:
Accounts receivable	(3,115)	(6,640)	3,610	346	5,711
Accounts payable	(43)	49	(526)	(23)	98
Accrued liabilities	358	392	2,296	(5,336)	(5,917)
Accrued interest	324	457	(388)	190	192
Deferred revenue	1,577	14,854	(986)	(2,636)	16,781
Other items, net	914	1,006	902	1,461	(1,173)
Net cash provided by operating activities	$41,095	$54,145	$45,579	$121,098	$182,273

Cash flows from investing activities
Proceeds from asset sales and disposals	$906	$1	$730	$1,883	$4,809
Return of long-term contract receivable	728	673	714	2,142	1,979
Net cash provided by investing activities	$1,634	$674	$1,444	$4,025	$6,788

Cash flows from financing activities
Debt borrowings	$—	$23,000	$—	$33,700	$152,850
Debt repayments	(32,000)	(36,000)	(37,500)	(106,500)	(110,696)
Distributions to common unitholders and the general partner	(10,055)	(9,986)	(10,055)	(46,386)	(62,159)
Distributions to preferred unitholders	—	(1,605)	—	—	(6,398)
Redemption of preferred units	—	(31,666)	—	—	(71,666)
Warrant settlements	—	—	—	—	(65,689)
Other items, net	1	(2)	—	(5,362)	(6,392)
Net cash used in financing activities	$(42,054)	$(56,259)	$(47,555)	$(124,548)	$(170,150)

Net increase (decrease) in cash and cash equivalents	$675	$(1,440)	$(532)	$575	$18,911
Cash and cash equivalents at beginning of period	30,344	32,340	30,876	30,444	11,989
Cash and cash equivalents at end of period	$31,019	$30,900	$30,344	$31,019	$30,900

Supplemental cash flow information:
Cash paid for interest	$1,413	$3,800	$2,725	$6,509	$11,466

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,019	$30,444
Accounts receivable, net	30,442	31,469
Other current assets, net	455	1,961
Total current assets	$61,916	$63,874
Land	24,008	24,008
Mineral rights, net	369,902	379,638
Intangible assets, net	12,332	12,924
Equity in unconsolidated investment	253,717	257,355
Long-term contract receivable, net	21,197	23,480
Other long-term assets, net	10,482	11,628
Total assets	$753,554	$772,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$886	$909
Accrued liabilities	8,313	12,121
Accrued interest	492	302
Current portion of deferred revenue	5,005	4,341
Current portion of long-term debt, net	14,246	14,192
Total current liabilities	$28,942	$31,865
Deferred revenue	52,514	55,814
Long-term debt, net	55,131	127,876
Other non-current liabilities	5,717	6,244
Total liabilities	$142,304	$221,799
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,138,097 and 13,049,123 units issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	$602,552	$543,231
General partner’s interest	10,913	9,547
Accumulated other comprehensive loss	(2,215)	(1,670)
Total partners’ capital	$611,250	$551,108
Total liabilities and partners' capital	$753,554	$772,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357
Net income	—	33,527	684	—	34,211
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(414)	(414)
Balance at June 30, 2025	13,138	$579,773	$10,496	$176	$590,445
Net income	—	30,287	618	—	30,905
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(2,391)	(2,391)
Balance at September 30, 2025	13,138	$602,552	$10,913	$(2,215)	$611,250

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343
Net income (2)	—	45,142	922	—	—	46,064
Redemption of preferred units	—	(13,393)	(273)	—	—	(13,666)
Distributions to common unitholders and the general partner	—	(9,787)	(200)	—	—	(9,987)
Distributions to preferred unitholders	—	(2,590)	(53)	—	—	(2,643)
Unit-based awards amortization	—	2,502	—	—	—	2,502
Capital contribution	—	—	555	—	—	555
Warrant settlements	89	(5,092)	(104)	(4,804)	—	(10,000)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,239	1,239
Balance at June 30, 2024	13,049	$490,877	$8,568	$—	$(1,038)	$498,407
Net income (3)	—	37,824	771	—	—	38,595
Redemption of preferred units	—	(10,602)	(217)	—	—	(10,819)
Distributions to common unitholders and the general partner	—	(9,787)	(199)	—	—	(9,986)
Distributions to preferred unitholders	—	(1,573)	(32)	—	—	(1,605)
Unit-based awards amortization	—	2,519	—	—	—	2,519
Comprehensive income from unconsolidated investment and other	—	—	—	—	82	82
Balance at September 30, 2024	13,049	$509,258	$8,891	$—	$(956)	$517,193

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

(2)	Net income includes $1.44 million of income attributable to preferred unitholders that accumulated during the period, of which $1.41 million is allocated to the common unitholders and $0.03 million is allocated to the general partner.
(3)	Net income includes $0.66 million of income attributable to preferred unitholders that accumulated during the period, of which $0.64 million is allocated to the common unitholders and $0.01 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended September 30, 2025 and 2024 and June 30, 2025:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2025
Revenues	$51,415	$—	$—	$51,415
Equity in earnings of Sisecam Wyoming	—	(2,390)	—	(2,390)
Gain on asset sales and disposals	906	—	—	906
Total revenues and other income	$52,321	$(2,390)	$—	$49,931
Asset impairments	$—	$—	$—	$—
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Adjusted EBITDA (1)	$44,723	$(56)	$(5,725)	$38,942
Cash flow provided by (used in) continuing operations:
Operating activities	$44,428	$(55)	$(3,278)	$41,095
Investing activities	$1,634	$—	$—	$1,634
Financing activities	$—	$—	$(42,054)	$(42,054)
Distributable cash flow (1)	$46,062	$(55)	$(3,278)	$42,729
Free cash flow (1)	$45,156	$(55)	$(3,278)	$41,823

For the Three Months Ended September 30, 2024
Revenues	$52,217	$—	$—	$52,217
Equity in earnings of Sisecam Wyoming	—	8,109	—	8,109
Gain on asset sales and disposals	1	—	—	1
Total revenues and other income	$52,218	$8,109	$—	$60,327
Asset impairments	$87	$—	$—	$87
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Adjusted EBITDA (1)	$45,456	$6,296	$(5,935)	$45,817
Cash flow provided by (used in) continuing operations:
Operating activities	$53,610	$6,297	$(5,762)	$54,145
Investing activities	$674	$—	$—	$674
Financing activities	$—	$—	$(56,259)	$(56,259)
Distributable cash flow (1)	$54,284	$6,297	$(5,762)	$54,819
Free cash flow (1)	$54,283	$6,297	$(5,762)	$54,818

For the Three Months Ended June 30, 2025
Revenues	$46,846	$—	$—	$46,846
Equity in earnings of Sisecam Wyoming	—	2,526	—	2,526
Gain on asset sales and disposals	729	—	—	729
Total revenues and other income	$47,575	$2,526	$—	$50,101
Asset impairments	$—	$—	$—	$—
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Adjusted EBITDA (1)	$43,439	$4,876	$(5,596)	$42,719
Cash flow provided by (used in) continuing operations:
Operating activities	$45,576	$4,875	$(4,872)	$45,579
Investing activities	$1,444	$—	$—	$1,444
Financing activities	$—	$—	$(47,555)	$(47,555)
Distributable cash flow (1)	$47,020	$4,875	$(4,872)	$47,023
Free cash flow (1)	$46,290	$4,875	$(4,872)	$46,293

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the nine months ended September 30, 2025 and 2024:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2025
Revenues	$153,942	$—	$—	$153,942
Equity in earnings of Sisecam Wyoming	—	4,746	—	4,746
Gain on asset sales and disposals	1,882	—	—	1,882
Total revenues and other income	$155,824	$4,746	$—	$160,570
Asset impairments	$20	$—	$—	$20
Net income (loss)	$125,758	$4,606	$(24,995)	$105,369
Adjusted EBITDA (1)	$137,375	$7,700	$(18,154)	$126,921
Cash flow provided by (used in) continuing operations:
Operating activities	$133,227	$7,700	$(19,829)	$121,098
Investing activities	$4,025	$—	$—	$4,025
Financing activities	$(841)	$—	$(123,707)	$(124,548)
Distributable cash flow (1)	$137,252	$7,700	$(19,829)	$125,123
Free cash flow (1)	$135,369	$7,700	$(19,829)	$123,240

For the Nine Months Ended September 30, 2024
Revenues	$180,268	$—	$—	$180,268
Equity in earnings of Sisecam Wyoming	—	17,204	—	17,204
Gain on asset sales and disposals	4,809	—	—	4,809
Total revenues and other income	$185,077	$17,204	$—	$202,281
Asset impairments	$87	$—	$—	$87
Net income (loss)	$154,017	$17,092	$(30,237)	$140,872
Adjusted EBITDA (1)	$166,798	$28,002	$(18,193)	$176,607
Cash flow provided by (used in) continuing operations:
Operating activities	$179,593	$28,002	$(25,322)	$182,273
Investing activities	$6,788	$—	$—	$6,788
Financing activities	$(1,086)	$—	$(169,064)	$(170,150)
Distributable cash flow (1)	$186,381	$28,002	$(25,322)	$189,061
Free cash flow (1)	$181,572	$28,002	$(25,322)	$184,252

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2025	2024	2025	2025	2024
Coal sales volumes (tons)
Appalachia
Northern	1,508	470	132	1,764	716
Central	3,296	3,507	3,195	9,797	10,677
Southern	678	705	548	1,522	1,984
Total Appalachia	5,482	4,682	3,875	13,083	13,377
Illinois Basin	1,005	1,128	1,637	5,984	4,503
Northern Powder River Basin	841	944	426	2,183	2,460
Gulf Coast	201	436	176	614	1,136
Total coal sales volumes	7,529	7,190	6,114	21,864	21,476

Coal royalty revenue per ton
Appalachia
Northern	$1.48	$2.34	$1.91	$1.51	$2.70
Central	6.08	6.55	6.41	6.22	7.34
Southern	8.36	9.56	8.53	8.58	10.37
Illinois Basin	1.93	1.76	2.21	2.29	2.33
Northern Powder River Basin	4.68	4.82	5.73	4.83	4.87
Gulf Coast	0.80	0.84	0.80	0.79	0.79
Combined average coal royalty revenue per ton	4.51	5.24	5.17	4.64	5.78

Coal royalty revenues
Appalachia
Northern	$2,225	$1,100	$252	$2,660	$1,930
Central	20,051	22,958	20,494	60,971	78,328
Southern	5,666	6,743	4,676	13,060	20,571
Total Appalachia	27,942	30,801	25,422	76,691	100,829
Illinois Basin	1,943	1,987	3,610	13,694	10,510
Northern Powder River Basin	3,932	4,546	2,443	10,544	11,976
Gulf Coast	161	366	140	485	902
Unadjusted coal royalty revenues	33,978	37,700	31,615	101,414	124,217
Coal royalty adjustment for minimum leases	215	(95)	(72)	(180)	(109)
Total coal royalty revenues	$34,193	$37,605	$31,543	$101,234	$124,108

Other revenues
Production lease minimum revenues	$1,365	$437	$123	$4,213	$1,773
Minimum lease straight-line revenues	4,176	4,117	4,050	12,276	12,414
Oil and gas royalty revenues	1,787	1,317	1,981	6,212	6,956
Carbon neutral revenues	316	(39)	290	1,201	4,322
Property tax revenues	2,105	1,809	1,519	5,261	5,246
Wheelage revenues	2,225	2,072	2,543	6,506	7,082
Coal overriding royalty revenues	297	227	456	1,633	2,064
Lease amendment revenues	1,699	1,071	656	3,010	2,485
Aggregates royalty revenues	1,011	662	906	2,770	2,164
Other revenues	441	1,127	228	854	3,754
Total other revenues	$15,422	$12,800	$12,752	$43,936	$48,260
Royalty and other mineral rights	$49,615	$50,405	$44,295	$145,170	$172,368
Transportation and processing services revenues	1,800	1,812	2,551	8,772	7,900
Gain on asset sales and disposals	906	1	729	1,882	4,809
Total Mineral Rights segment revenues and other income	$52,321	$52,218	$47,575	$155,824	$185,077

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2025
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Less: equity earnings from unconsolidated investment	—	2,390	—	2,390
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,779	1,779
Add: depreciation, depletion and amortization	3,864	—	4	3,868
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$44,723	$(56)	$(5,725)	$38,942

For the Three Months Ended September 30, 2024
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Less: equity earnings from unconsolidated investment	—	(8,109)	—	(8,109)
Add: total distributions from unconsolidated investment	—	6,320	—	6,320
Add: interest expense, net	—	—	4,194	4,194
Add: depreciation, depletion and amortization	4,725	—	5	4,730
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$45,456	$6,296	$(5,935)	$45,817

For the Three Months Ended June 30, 2025
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Less: equity earnings from unconsolidated investment	—	(2,526)	—	(2,526)
Add: total distributions from unconsolidated investment	—	4,900	—	4,900
Add: interest expense, net	—	—	2,380	2,380
Add: depreciation, depletion and amortization	3,748	—	6	3,754
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,439	$4,876	$(5,596)	$42,719

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2025
Net income (loss)	$125,758	$4,606	$(24,995)	$105,369
Less: equity earnings from unconsolidated investment	—	(4,746)	—	(4,746)
Add: total distributions from unconsolidated investment	—	7,840	—	7,840
Add: interest expense, net	—	—	6,827	6,827
Add: depreciation, depletion and amortization	11,597	—	14	11,611
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$137,375	$7,700	$(18,154)	$126,921

For the Nine Months Ended September 30, 2024
Net income (loss)	$154,017	$17,092	$(30,237)	$140,872
Less: equity earnings from unconsolidated investment	—	(17,204)	—	(17,204)
Add: total distributions from unconsolidated investment	—	28,114	—	28,114
Add: interest expense, net	—	—	12,030	12,030
Add: depreciation, depletion and amortization	12,694	—	14	12,708
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$166,798	$28,002	$(18,193)	$176,607

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2025
Net cash provided by (used in) operating activities	$44,428	$(55)	$(3,278)	$41,095
Add: proceeds from asset sales and disposals	906	—	—	906
Add: return of long-term contract receivable	728	—	—	728
Distributable cash flow	$46,062	$(55)	$(3,278)	$42,729
Less: proceeds from asset sales and disposals	(906)	—	—	(906)
Free cash flow	$45,156	$(55)	$(3,278)	$41,823

Net cash provided by investing activities	$1,634	$—	$—	$1,634
Net cash used in financing activities	$—	$—	$(42,054)	$(42,054)

For the Three Months Ended September 30, 2024
Net cash provided by (used in) operating activities	$53,610	$6,297	$(5,762)	$54,145
Add: proceeds from asset sales and disposals	1	—	—	1
Add: return of long-term contract receivable	673	—	—	673
Distributable cash flow	$54,284	$6,297	$(5,762)	$54,819
Less: proceeds from asset sales and disposals	(1)	—	—	(1)
Free cash flow	$54,283	$6,297	$(5,762)	$54,818

Net cash provided by investing activities	$674	$—	$—	$674
Net cash used in financing activities	$—	$—	$(56,259)	$(56,259)

For the Three Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$45,576	$4,875	$(4,872)	$45,579
Add: proceeds from asset sales and disposals	730	—	—	730
Add: return of long-term contract receivable	714	—	—	714
Distributable cash flow	$47,020	$4,875	$(4,872)	$47,023
Less: proceeds from asset sales and disposals	(730)	—	—	(730)
Free cash flow	$46,290	$4,875	$(4,872)	$46,293

Net cash provided by investing activities	$1,444	$—	$—	$1,444
Net cash used in financing activities	$—	$—	$(47,555)	$(47,555)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2025
Net cash provided by (used in) operating activities	$133,227	$7,700	$(19,829)	$121,098
Add: proceeds from asset sales and disposals	1,883	—	—	1,883
Add: return of long-term contract receivable	2,142	—	—	2,142
Distributable cash flow	$137,252	$7,700	$(19,829)	$125,123
Less: proceeds from asset sales and disposals	(1,883)	—	—	(1,883)
Free cash flow	$135,369	$7,700	$(19,829)	$123,240

Net cash provided by investing activities	$4,025	$—	$—	$4,025
Net cash used in financing activities	$(841)	$—	$(123,707)	$(124,548)

For the Nine Months Ended September 30, 2024
Net cash provided by (used in) operating activities	$179,593	$28,002	$(25,322)	$182,273
Add: proceeds from asset sales and disposals	4,809	—	—	4,809
Add: return of long-term contract receivable	1,979	—	—	1,979
Distributable cash flow	$186,381	$28,002	$(25,322)	$189,061
Less: proceeds from asset sales and disposals	(4,809)	—	—	(4,809)
Free cash flow	$181,572	$28,002	$(25,322)	$184,252

Net cash provided by investing activities	$6,788	$—	$—	$6,788
Net cash used in financing activities	$(1,086)	$—	$(169,064)	$(170,150)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	Last 12 Months
Net cash provided by operating activities	$66,220	$34,424	$45,579	$41,095	$187,318
Add: proceeds from asset sales and disposals	37	247	730	906	1,920
Add: return of long-term contract receivable	686	700	714	728	2,828
Distributable cash flow	$66,943	$35,371	$47,023	$42,729	$192,066
Less: proceeds from asset sales and disposals	(37)	(247)	(730)	(906)	(1,920)
Free cash flow	$66,906	$35,124	$46,293	$41,823	$190,146

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	Last 12 Months
Net income	$42,772	$40,253	$34,211	$30,905	$148,141
Less: equity earnings from unconsolidated investment	(931)	(4,610)	(2,526)	2,390	(5,677)
Add: total distributions from unconsolidated investment	10,667	2,940	4,900	—	18,507
Add: interest expense, net	3,524	2,668	2,380	1,779	10,351
Add: depreciation, depletion and amortization	2,827	3,989	3,754	3,868	14,438
Add: asset impairments	—	20	—	—	20
Adjusted EBITDA	$58,859	$45,260	$42,719	$38,942	$185,780

Debt—at September 30, 2025					$69,547

Leverage Ratio					0.4 x

	For the Three Months Ended
(In thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	Last 12 Months
Net income	$64,980	$56,213	$46,064	$38,595	$205,852
Less: equity earnings from unconsolidated investment	(14,764)	(5,450)	(3,645)	(8,109)	(31,968)
Add: total distributions from unconsolidated investment	15,338	14,210	7,584	6,320	43,452
Add: interest expense, net	3,921	3,487	4,349	4,194	15,951
Add: depreciation, depletion and amortization	6,020	4,654	3,324	4,730	18,728
Add: asset impairments	424	—	—	87	511
Adjusted EBITDA	$75,919	$73,114	$57,676	$45,817	$252,526

Debt—at September 30, 2024					$197,678

Leverage Ratio					0.8 x

-end-